As filed with the Securities and Exchange Commission on October 29, 2004

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

ASE Test Limited
(Exact Name of Registrant as Specified in its Charter)

Republic of Singapore	N/A
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

     10 West Fifth Street
Nantze Export Processing Zone
Kaohsiung, Taiwan
Republic of China
(Address of Principal Executive Offices)

ASE Test Limited 2004 Share Option Plan
(Full Title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copy to:
Show-Mao Chen, Esq.
Davis Polk & Wardwell
The Hong Kong Club Building
3A Charter Road
Hong Kong

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, par value US$0.25 per share	2,500,000	US$5.84	US$14,600,000	US$1,849.82
(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may be offered or issued pursuant to the anti-dilution adjustment provisions of the ASE Test Limited 2004 Share Option Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low sale prices for ASE Test Limited’s ordinary shares reported on the Nasdaq National Market on October 26, 2004.

ASE Test Limited (the “Registrant” or the “Company”) is filing this Registration Statement on Form S-8 under the Securities Act (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 2,500,000 ordinary shares, par value $0.25 per share, of the Company (the “Shares”) for issuance pursuant to the ASE Test Limited 2004 Share Option Plan.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.   PLAN INFORMATION

     All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference the following documents in this Registration Statement:

     (a) the Registrant’s annual report on Form 20-F under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the fiscal year ended December 31, 2003 (Exchange Act File No. 000-28522);

     (b) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2003 (Exchange Act File No. 000-28522); and

     (c) “Description of Share Capital” on pages 79 to 82 of the Registrant’s registration statement on Form F-3 under the Securities Act (Securities Act File No. 333-12150), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

     Not applicable.

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Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant’s Articles of Association provide for the indemnification by the Registrant of every director, secretary or other officer of the Registrant against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, including any liability by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Registrant and in which judgment is given in his favor (or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court. The Articles of Association further provide that no director, manager, secretary or other officer of the Registrant shall be liable (i) for the acts, receipts, neglects or defaults of any other director or officer; (ii) for joining in any receipt or other act for conformity; (iii) for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Registrant; (iv) for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested; (v) for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left; or (vi) for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own negligence, default, breach of duty or breach of trust. The indemnification provisions in the Articles of Association provide for indemnification of the Registrant’s officers and directors in accordance with the Companies Act, Chapter 50, of the Republic of Singapore.

     The Company has obtained an insurance policy which provides liability coverage, including coverage for liabilities arising under the U.S. federal securities laws, for directors and officers and which contains certain exceptions and exclusions.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.   EXHIBITS

Exhibit No.	Description of Document

4.1	Memorandum and Articles of Association of the Registrant (incorporating all amendments as at October 14, 1999) (incorporated by reference to Exhibit 1(a) to the Registrant’s annual report on Form 20-F (Exchange Act File No. 000-28522) for the fiscal year ended December 31, 2003).

4.2	ASE Test Limited 2004 Share Option Plan.

5.1	Opinion of Allen & Gledhill, Singapore counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of Allen & Gledhill (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page hereto).

Item 9.   UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

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(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taipei, Taiwan, Republic of China, on October 29, 2004.

ASE TEST LIMITED By: /s/ Jason C. S. Chang Jason C. S. Chang Chairman

     KNOW ALL MEN BY THESE PRESENTS that ASE Test Limited (the “Company”) and each person whose signature appears below constitutes and appoints Jason C.S. Chang, Chairman of the Company, and Freddie Liu, Chief Financial Officer of the Company, and any other person acting in such capacity, and each of them, true and lawful attorneys-in-fact and agents of the Company and each such person with full power of substitution, for and in the name, place and stead of the Company and each such person, in any and all capacities, to take the following actions: (i) to sign a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 2,500,000 ordinary shares, par value US$0.25 each (the “Shares”), to be issued by the Company pursuant to the ASE Test Limited 2004 Share Option Plan (the “Option Plan”), and one or more amendments to the Registration Statement (including, without limitation, post-effective amendments thereto), and to cause the same to be filed with or, where permitted, transmitted for filing to, the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate; (ii) to sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the qualification of the Shares to be sold pursuant to the Registration Statement under the securities or Blue Sky laws of any of the states or other jurisdictions of the United States or under the securities or other relevant laws of other jurisdictions outside the United States and to cause the same to be filed with the securities or Blue Sky commissions of such states or other jurisdictions or the relevant authorities in the appropriate jurisdictions outside the United States; and (iii) to sign such other documents (including, without limitation, such other appropriate documents relating to the Shares and the Option Plan), to take such other actions, including without limitation application for listing on The Nasdaq National Market, and/or other securities exchanges, and related actions, and to do such other things as said attorneys-in-fact and agents, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing and in connection with the issuance and sale from time to time by the Company of the Shares pursuant to the Option Plan, granting to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jason C. S. Chang

Jason C. S. Chang	Chairman, Chief Executive Officer and Director	October 29, 2004
(Principal Executive Officer)

/s/ Richard H.P. Chang

Richard H.P. Chang	Vice Chairman and Director	October 29, 2004

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Signature	Title	Date
/s/ Raymond Lo

Raymond Lo	President and Director	October 29, 2004

/s/ Freddie Liu

Freddie Liu	Chief Financial Officer and Director	October 29, 2004
(Principal Accounting Officer)

/s/ Jeffrey Chen

Jeffrey Chen	Director	October 29, 2004

/s/ Chin Ko-Chien

Chin Ko-Chien	Director	October 29, 2004

/s/ Alan Cheng

Alan Cheng	Director	October 29, 2004

/s/ Joseph Tung

Joseph Tung	Director	October 29, 2004

/s/ Kanapathi A/L Kuppusamy

Kanapathi A/L Kuppusamy	Director	October 29, 2004

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

     Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on October 29, 2004.

PUGLISI & ASSOCIATES

By: /s/ Donald Puglisi
Donald Puglisi
Managing Director

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum and Articles of Association of the Registrant (incorporating all amendments as at October 14, 1999) (incorporated by reference to Exhibit 1(a) to the Registrant’s annual report on Form 20-F (Exchange Act File No. 000-28522) for the fiscal year ended December 31, 2003).

4.2	ASE Test Limited 2004 Share Option Plan.

5.1	Opinion of Allen & Gledhill, Singapore counsel to the Registrant, as to the legality of the securities being registered.

23.1	Consent of Allen & Gledhill (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (included on the signature page hereto).